Exhibit 99.3

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Emclaire Financial Corp, and any amendments thereto, as a person who is about to become a director on the Board of Directors of Emclaire Financial Corp (or its successor) in connection with the merger of Emclaire Financial Corp and Community First Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

July 2, 2018	/s/ Henry H. Deible
Henry H. Deible

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Emclaire Financial Corp, and any amendments thereto, as a person who is about to become a director on the Board of Directors of Emclaire Financial Corp (or its successor) in connection with the merger of Emclaire Financial Corp and Community First Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

July 2, 2018	/s/ Henry H. Deible, II
Henry H. Deible, II